                                                                    EXHIBIT 99.3

                                                                     [SPSS LOGO]


FOR IMMEDIATE RELEASE
Contact: Marc Brailov, SPSS
312-651-3459
mbrailov@spss.com

                          SPSS REPORTS RECORD REVENUES

                 STRONG INCREASES IN PROFITABILITY AND CASH FLOW

CHICAGO, Ill. (USA), February 14, 2006 -- SPSS Inc. (NASDAQ: SPSS), a leading worldwide provider of predictive analytics software, today announced results for its fourth quarter and fiscal year ended December 31, 2005. The Company reported record revenues of $62.2 million and diluted earnings per diluted share (EPS) of $0.30 for the fourth quarter of 2005, representing the highest single revenue quarter in its history. These results compare to revenues of $60.5 million and EPS of $0.20 in the fourth quarter of 2004. Operating income for the fourth quarter of 2005 increased to $8.6 million, or 14 percent of total revenues, from $3.7 million, or 6 percent of total revenues, in the same quarter last year.

Revenues for the 2005 fiscal year totaled $236.1 million with EPS of $0.85, compared to $224.1 million and $0.31, respectively, in 2004. New license revenues increased 12 percent to $107.6 million from $95.8 million in 2004. Operating income for the 2005 fiscal year reached $28.0 million, or 12 percent of total revenues, through the combination of record revenues and a 4 percent decrease in operating expenses resulting from widespread gains in productivity, cost management and more efficient revenue generation.

Cash totaled $84.4 million as of December 31, 2005, compared to $37.1 million at the end of the 2004 fiscal year. Net cash flow from operating activities in 2005 increased to $51.5 million from $12.3 million in 2004.

"SPSS concluded 2005 in the strongest position in its history," said Jack Noonan, SPSS president and chief executive officer. "Our financial foundation is solid, and with our technological leadership and market success increasingly recognized, we are well positioned for the future."

Noonan continued, "There is mounting evidence that the future will involve a larger role for predictive analytics in enterprise IT implementations. SPSS is prepared to meet this demand with technology that easily scales from the desktop to the enterprise while providing increasing returns on investment for customers using our products in mission critical applications."

SPSS signed software license or service agreements during the 2005 fourth quarter with organizations including: ABN AMRO; Alliance & Leicester plc; American Academy of Neurology; Avis Europe plc; Banco Popular North America; Center Parcs Europe N.V.; City of New York, Department of Information Technology & Telecommunications; Credit Agricole (GIE Synergie); ENIGMA GfK
Medien-u.Marketingforschung GmbH; Interior Health Authority (Canada); Janssen-Cilag GmbH; Marc Ecko Enterprises; Mothers Against Drunk Driving; MotorCity Casino; Navy Federal Credit Union; Publicis

Groupe Media; RentWay; R.J. Reynolds Tobacco Co. Puerto Rico; Texas A&M University; The Pennsylvania State University; The Stationery House; Turner Broadcasting System, Inc.; United Negro College Fund Special Programs Corporation; University of Arizona; Vattenfall Europe Hamburg AG; Vodafone K.K.; and Western Wats.


A YEAR OF SUCCESSFUL PRODUCT LAUNCHES AND GROWING INDUSTRY RECOGNITION

Two-thousand five was highlighted by successful product launches and growing industry recognition of SPSS' leadership in the market for predictive analytics technology and services. The Company released SPSS 14.0, an enhanced version of its flagship statistical software package, and SPSS(R) Statistical Services for Microsoft(R) SQL Server 2005, which markedly expands the analytical options of major organizations by readily integrating with Windows Server System products.

In 2005 SPSS also released:

     o A significantly upgraded version of its ShowCase(R) Suite 7.0, the leading business intelligence and data mining solution for organizations using the IBM(R) eServer iSeries(TM) (AS/400(R)) computing platform.
     o PredictiveClaims(TM), a new solution to reduce insurance fraud, improve the claims process and cut costs, an application based on real-time predictive analytics technology that integrates with existing claims-management systems to instantly determine which claims qualify for immediate approval and which are potentially fraudulent.
     o Dimensions(TM)3.0, a significant upgrade of its comprehensive suite for survey design, data collection, data management, analysis and publishing of survey results.

An International Data Corporation (IDC) study released in early 2005 confirmed predictive analytics as a distinct software sector. IDC (http://www.idc.com/) projected that this sector will grow at a compound annual growth rate of 8 percent during the next five years.(1)

Nucleus Research (http://www.spss.com/home_page/NucleusResearch.htm) released the results of its independent study on SPSS predictive analytics solutions. Entitled, "The Real ROI from SPSS," the study concluded that 94 percent of SPSS' customers examined had achieved a positive return on investment (ROI) from their deployments after an average deployment time of 10.7 months. "This is one of the highest ROI scores Nucleus has ever seen in its Real ROI series of research reports," the firm noted.

Based on a survey of users, SPSS was honored in 2005 by CRMGuru.com as the most customer-centric solution provider in marketing automation. CRMGuru.com is the


------------------
(1) Source: Worldwide End-user Business Analytics 2004-2008 Forecast: Core Versus Predictive, IDC #32642 December 2004.

world's largest industry portal for business executives to learn about Customer Relationship Management (CRM). SPSS was one of seven CRM solution providers tapped for CRMGuru Summit Awards for CRM Solution Excellence based on a year-long study of CRM solution providers. SPSS was selected for marketing automation over Epiphany, Inc., the SAS Institute, and Unica Corporation.

Finally, Frost & Sullivan (www.frost.com) announced that it selected SPSS as the recipient of the 2005 Product Innovation Award for its pioneering role in predictive customer relationship management (CRM) analytics. Frost & Sullivan presents this award to companies demonstrating excellence in new products and technologies in their industries.

OUTLOOK AND GUIDANCE

"Our 2005 results were driven by successful execution of a disciplined company-wide operational strategy," said Raymond Panza, SPSS executive vice president, corporate operations and chief financial officer. "That ongoing strategy is to sustain a culture of progress focused on increasing revenues, improving productivity and greater cost-efficiencies. With cash flow and cash at record levels, the company has both the financial strength and flexibility for achieving continued growth."

Panza further stated, "2006 first quarter revenues are anticipated to be between $58 and $60 million. EPS for the quarter is expected to be in the range of $0.14 to $0.20. The 2006 EPS guidance includes the estimated effect of the adoption of FAS 123R - Share Based Payments, requiring the expensing of stock option compensation, which is expected to result in $0.03 per share additional expense in the first quarter. Reported revenue and earnings growth for the 2006 first quarter will be negatively impacted by foreign exchange rates reflecting a stronger dollar compared to the same period last year, and the expectation that more than 55 percent of our revenues will continue to be generated outside the United States.

For the 2006 fiscal year, we expect revenues to total between $248 and $254 million, with EPS in the range from $0.98 to $1.09. For the year 2006, the EPS guidance includes an expected charge in the range of $0.12 to $0.16 for the adoption of FAS 123R, expensing of stock options."

CONFERENCE CALL

The company will host a conference call at 5:00 p.m. CT on February 14, 2006, to discuss its financial results. The live call will be broadcast online at www.spss.com/invest. Those interested in participating in the live call should dial 800-510-9834 in the United States and 617-614-3669 internationally. The live call pass-code is 86722895. A replay will be available via phone for one week after the call. To access it, participants should dial 888-286-8010 in the United States or 617-801-6888 internationally. Access code 38372926 is required for the replay. An archived version of the call will also be made available online at www.spss.com/invest approximately two hours after the live call.

                           SPSS INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                        (IN THOUSANDS, EXCEPT PER SHARE)
                                   (UNAUDITED)


                                                            Three Months Ended December 31,
                                                          ------------------------------------        % of Total Revenue
                                                                                        Yr/Yr         ------------------
                                                               2005          2004       % Chg.       2005           2004
                                                               ----          ----       ------       ----           ----
Net revenues:
 License                                                     $ 29,799      $ 27,706        8%           48%            45%
 Maintenance                                                   25,453        25,130        1%           41%            42%
 Service                                                        6,982         7,626       -8%           11%            13%
                                                          ------------ -------------             -----------    -----------

Net revenues                                                   62,234        60,462        3%          100%           100%

Operating expenses:
 Cost of license and maintenance revenues                       4,630         3,943       17%            7%             7%
 Sales, marketing and services                                 30,025        32,977       -9%           48%            55%
 Research and development                                      11,807        12,611       -6%           19%            21%
 General and administrative                                     7,185         7,231       -1%           12%            11%
                                                          ------------ -------------             -----------    -----------
Operating expenses                                             53,647        56,762       -5%           86%            94%
                                                          ------------ -------------             -----------    -----------

Operating income                                                8,587         3,700      132%           14%             6%

Other income (expense):
 Net interest income (expense)                                    140          (111)       NM           -              -
 Gain on divestiture of Sigma-series product line               1,000            82        NM            2%            -
 Other                                                            154         1,446        NM           -               2%
                                                          ------------ -------------             -----------    -----------

Other income                                                    1,294         1,417       -9%            2%             2%
                                                          ------------ -------------             -----------    -----------

Income before income taxes                                      9,881         5,117       93%           16%             8%

Income tax expense                                              3,991         1,543      159%            7%             2%
                                                          ------------ -------------             -----------    -----------
Net income                                                   $  5,890      $  3,574       65%            9%             6%
                                                          ============ =============             ===========    ===========


Basic net income per common share                            $   0.32      $   0.20       60%

Diluted net income per common share                          $   0.30      $   0.20       50%

Share data:
Shares used in basic per share computation                     18,308        17,626        4%

Shares used in diluted per share computation                   19,516        17,711       10%

                           SPSS INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                        (IN THOUSANDS, EXCEPT PER SHARE)
                                   (UNAUDITED)


                                                              Year Ended December 31,
                                                       -------------------------------------         % of Total Revenue
                                                                                      Yr/Yr          ------------------
                                                            2005          2004        % Chg.        2005           2004
                                                            ----          ----        ------        ----           ----
Net revenues:
 License                                                 $ 107,568      $ 95,819        12%            46%            43%
 Maintenance                                               102,241        97,735         5%            43%            44%
 Service                                                    26,254        30,520       -14%            11%            13%
                                                       ------------  ------------              ------------    -----------

Net revenues                                               236,063       224,074         5%           100%           100%

Operating expenses:
 Cost of license and maintenance revenues                   16,381        14,642        12%             7%             7%
 Sales, marketing and services                             117,872       129,987        -9%            50%            58%
 Research and development                                   45,418        47,765        -5%            19%            21%
 General and administrative                                 28,368        25,104        13%            12%            11%
                                                       ------------  ------------              ------------    -----------
Operating expenses                                         208,039       217,498        -4%            88%            97%
                                                       ------------  ------------              ------------    -----------

Operating income                                            28,024         6,576       326%            12%             3%

Other income (expense):
 Net interest income (expense)                                 161          (282)     -157%            -              -
 Gain on divestiture of Sigma-series product line            1,000            82         NM             1%            -
 Other                                                      (2,013)        1,680         NM            -1%             1%
                                                       ------------  ------------              ------------    -----------

Other income (expense)                                        (852)        1,480         NM            -               1%
                                                       ------------  ------------              ------------    -----------

Income before income taxes                                  27,172         8,056       237%            12%             4%

Income tax expense                                          11,080         2,513       341%             5%             1%
                                                       ------------  ------------              ------------    -----------

Net income                                               $  16,092      $  5,543       190%             7%             3%
                                                       ============  ============              ============    ===========

Basic net income per common share                        $    0.88      $   0.31       184%

Diluted net income per common share                      $    0.85      $   0.31       174%

Share data:
Shares used in basic per share computation                  18,228        17,671         3%

Shares used in diluted per share computation                18,880        17,884         6%

                           SPSS INC. AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                          DECEMBER 31,      DECEMBER 31,
                                                              2005              2004
                                                          ------------      ------------
ASSETS
Current assets
     Cash and cash equivalents                             $  84,408         $  37,107
     Accounts receivable, net                                 42,488            50,007
     Inventories, net                                            879               789
     Deferred income taxes                                     5,624            15,503
     Prepaid income taxes                                      5,067             7,064
     Other current assets                                      5,233             5,248
                                                           ---------         ---------
        Total current assets                                 143,699           115,718

Net Property, equipment and leasehold improvements            20,441            21,480
Capitalized software development costs, net                   28,522            28,178
Goodwill                                                      41,207            42,197
Intangibles, net of accumulated amortization                   3,627             3,278
Noncurrent deferred income taxes                              32,938            22,860
Other noncurrent assets                                        1,463             1,614
                                                           ---------         ---------
        Total assets                                       $ 271,897         $ 235,325
                                                           =========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Notes payable                                         $   2,500         $   2,500
     Accounts payable                                          9,678             6,127
     Income and value added taxes payable                      9,024             7,340
     Deferred revenues                                        63,980            62,148
     Other accrued liabilities                                21,102            23,757
                                                           ---------         ---------
        Total current liabilities                            106,284           101,872

Noncurrent deferred income taxes                                 449               632
Noncurrent notes payable                                         872             3,381
Other noncurrent liabilities                                     546               981

Stockholders' equity
     Common Stock                                                187               177
     Additional paid-in capital                              174,188           152,477
     Deferred compensation                                    (1,069)             (145)
     Accumulated other comprehensive loss                     (9,420)           (7,818)
     Accumulated deficit                                        (140)          (16,232)
                                                           ---------         ---------
        Total stockholders' equity                           163,746           128,459
                                                           ---------         ---------

        Total liabilities and stockholders'  equity        $ 271,897         $ 235,325
                                                           =========         =========

                           SPSS INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                      YEAR ENDED
                                                                                     DECEMBER 31,
                                                                              -------------------------
                                                                                2005             2004
                                                                              --------         --------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income                                                                $ 16,092         $  5,543
    Adjustments to reconcile net income to net cash
      provided by operating activities:
          Depreciation and amortization                                         16,948           16,405
          Deferred income taxes                                                 (1,711)         (11,190)
          Tax benefit from stock option exercises                                2,749              134
          Noncash survey service recoveries                                        -             (1,125)
          Gain on sale of Sigma-series product line                             (1,000)             (82)
          Gain from property disposal                                              -               (771)
            Write-off of internal use software and acquired technology             -              1,505
          Changes in assets and liabilities:
             Accounts receivable                                                 3,984              969
             Inventories                                                          (125)             691
             Prepaid and other assets                                             (147)            (236)
             Accounts payable                                                    3,841           (1,253)
             Accrued expenses                                                   (1,488)            (423)
             Income taxes                                                        3,991              835
             Deferred revenue                                                    5,916            1,747
          Other, net                                                             2,459             (415)
                                                                              --------         --------

Net cash provided by operating activities                                       51,509           12,334
                                                                              --------         --------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Capital expenditures                                                       (7,543)          (5,477)
     Capitalized software development costs                                     (9,021)          (9,208)
     Consideration for acquisition                                                (780)             -
     Repurchase of common stock issued for acquisition                             -             (5,421)
     Proceeds from the divestiture of Sigma-series product line                  1,000            3,000
     Proceeds from property disposal                                               -              2,633
     Other investing activities                                                    -                187
                                                                              --------         --------

Net cash used in investing activities                                          (16,344)         (14,286)
                                                                              --------         --------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Net repayments under line-of-credit agreements                             (2,509)          (2,570)
     Proceeds from issuance of common stock                                     17,544            4,145
                                                                              --------         --------

Net cash provided by financing activities                                       15,035            1,575
                                                                              --------         --------

Effect of exchange rates on cash                                                (2,899)           1,383
                                                                              --------         --------

Net change in cash and cash equivalents                                         47,301            1,006
Cash and cash equivalents at beginning of period                                37,107           36,101
                                                                              --------         --------
Cash and cash equivalents at end of period                                    $ 84,408         $ 37,107
                                                                              ========         ========

ABOUT SPSS INC.

SPSS Inc. (NASDAQ: SPSS) is a leading worldwide provider of predictive analytics software and solutions. The company's predictive analytics technology connects data to effective action by drawing reliable conclusions about current conditions and future events. More than 250,000 commercial, academic, and public sector customers rely on SPSS technology to help increase revenue, reduce costs, improve important processes, and detect and prevent fraud. More than 95 percent of the Fortune 1000 companies are SPSS customers. Founded in 1968, SPSS is headquartered in Chicago, Illinois. For additional information, please visit www.spss.com.

SAFE HARBOR STATEMENT

This press release contains forward-looking information made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements can be identified by phrases such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "could," "designed," "should be" and other similar expressions which denote expectations of future events rather than statements of fact. These forward-looking statements involve factors that are subject to risks and uncertainties. These risks and uncertainties, which may not be currently ascertainable and many of which are beyond the Company's control, may cause the Company's actual results, performance or achievements to be materially different than the results, performance or achievements expressed in or implied by the forward-looking statements. These risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission ("SEC"). Copies of these filings are available either on the SEC's website at www.sec.gov or from the Company's investor relations department. In light of these risks and uncertainties, the inclusion of forward-looking statements in this press release should not be regarded as a representation by the Company that any future results, performance or achievements will be attained. These forward-looking statements speak only as of the date on which they are made. The Company assumes no obligation to update the forward-looking statements contained in this press release.

                                       ###